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                                                             EXHIBIT 10.6

                           WATCHGUARD TECHNOLOGIES, INC.
                    MANAGED SECURITY SERVICES PROVIDER AGREEMENT

This WatchGuard Technologies, Inc. Managed Security Services Provider Agreement (the "Agreement") is made and entered into by and between WatchGuard Technologies, Inc., a Delaware corporation, with its principal place of business at 316 Occidental Ave. S., Suite 200, Seattle, WA 98104 ("WGT"), and You Tools Corporation/Fastnet, a Pennsylvanian corporation, with its principal place of business at 3864 Courtney Street, Suite 130, Bethlehem, PA 18017 ("MSS Provider"). WGT and MSS Provider are sometimes referred to herein collectively as the "Parties" and individually as a "Party".

The Parties, therefore, agree as follows:

SECTION 1.     DEFINITIONS

          As used in this Agreement with initial letters capitalized, these terms shall have the following definitions:

1.1 "COMPENSATION AGREEMENT" MEANS THE DOCUMENT ATTACHED HERETO AS EXHIBIT A.

1.2 "DISTRIBUTED PRODUCTS" means all Products, other than the MSS Product, identified in the most current version of the WGT Manufacturer's Suggested Retail Price ("MSRP") list in effect from time to time.

1.3 "DOCUMENTATION" shall mean any manuals, user guides, product descriptions and specifications, brochures, technical manuals, license agreements, limited hardware warranty, supporting materials and other printed information generally made available and delivered by WGT with a Product, whether provided in print, electronic, or video format.

1.4 "EFFECTIVE DATE" means the date on which this Agreement is signed and dated by a duly authorized representative of WGT.

1.5 "END-USER" means a Product End-User and/or a Service End-User, as the context requires.

1.6 "GROSS PURCHASES" means the gross purchase price paid by MSS Provider to WGT for the Product, excluding any taxes or pass through charges and net of any credits or returns.

1.7 "GUARANTEED MINIMUM PURCHASES" means the guaranteed minimum purchase amounts set forth in the Compensation Agreement.

1.8 "HARDWARE PRODUCT" means any "Firebox" hardware product identified in the Compensation Agreement, and in the most current WGT MSRP list in effect from time to time.

1.9 "LIMITED HARDWARE WARRANTY" means the standard warranty of WGT in effect form time to time that is applicable to each Hardware Product purchased by MSS Provider. The Limited Hardware Warranty in effect on the date of this Agreement is attached hereto as Exhibit B.


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1.10 "MANAGED SECURITY SERVICES" means the Internet security and support services offered and furnished to Service End-Users by MSS Provider using the MSS Product.

1.11 "MSS PRODUCT" means WGT's "NOC Security Suite" software product, and any Updates thereto, identified in the Compensation Agreement. The NOC Security Suite consists of both the "Global Policy Manager" and "WatchGuard Event Processor" components.

1.12 "IVOC SECURITY SUITE RENEWAL FEE" means the telephone support and security update services fees to be paid by MSS Provider in accordance with Section 5.3 of this Agreement.

1.13 "PRODUCT" means any product identified in the Compensation Agreement, and in the most current version of WGT's MSRP list in effect from time to time, including any Hardware Product, Software, or Documentation, and any Updates thereto.

1.14 "PRODUCT END-USER" means any end-user purchaser of a Distributed Product from MSS Provider under the terms of this Agreement.

1.15 "SECURITY SUBSCRIPTION FEE" means the telephone support and software update fees to be paid by MSS Provider in accordance with Section 5.4.

1.16 "SERVICE END-USER" means any end-user purchaser of Managed Security Services from MSS Provider pursuant to a written service agreement that conforms to the requirements of this Agreement.

1.17 "SOFTWARE" means any software product identified in the Compensation Agreement, and in the most current version of WGT's MSRP list in effect from time to time, including any Updates thereto.

1.18 "TERM" means the period described in Section 6.1.

1.19 "TERRITORY" means the geographic area of North America as identified in the Compensation Agreement.

1.20 "TRADEMARKS" means the following WGT trademarks and trade names:
WatchGuard-Registered Trademark-; WatchGuard-Registered Trademark- Technologies; WatchGuard-Registered Trademark- SchoolMate; Firebox-TM-; Firebox-TM- II; LiveSecurity-TM- and any other trademarks and trade names designated in writing by WGT for use by MSS Provider under this Agreement.

1.21 "UPDATE" means any minor modification, upgrade or enhancement of a Product (excluding any new version of a Product) that WGT elects to make generally commercially available to its MSS Providers via FTP site or other reasonable means.

SECTION 2.     LICENSE GRANT AND LIMITATIONS

2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, including any Exhibits attached hereto, WGT hereby grants to MSS Provider, for the Term of this Agreement, a non-exclusive, non-transferable license to do the following in the Territory: (i) install and use the Global Policy Manager software component of the MSS Product at one (1) single primary


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location for the sole purpose of furnishing Managed Security Services to
Service End-Users through use of the Hardware Product purchased from WGT; (ii) install and use the Global Policy Manager software component of the MSS Product at one (1) single secondary location for the sole purpose of furnishing Managed Security Services to Service End-Users through use of the Hardware Product purchased from WGT, solely for the duration of any operation failure at the primary location, (iii) install and use the WatchGuard Event Processor software component of the MSS Product at multiple locations solely for the purpose of furnishing Managed Security Services to Service End-Users through use of the Hardware Product purchased from WGT; (iv) market and demonstrate the Distributed Products to potential Product End-Users; (v) resell the Distributed Products to Product End-Users in the same condition as received from WGT; (vi) support the Distributed Products sold to Product End-Users; and (vii) use and display the Trademarks solely for purposes of identifying the Products in connection with the rights granted under (i), (ii), (iii), (iv), (v) and (vi) above. MSS Provider's use of any Product will also be subject to the terms and conditions of the applicable WGT end-user license agreement furnished with the Product; provided, however, that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of any such end-user license agreement, the terms of this Agreement shall control.

2.2 LIMITATIONS OF USE. The MSS Product is licensed, not sold, to MSS Provider.
Section 2.1 above sets forth the entirety of MSS Provider's rights to, as applicable, use, market, demonstrate, distribute, lease, manage and support the Products. All rights in and to the Products not expressly granted to MSS Provider under this Agreement are hereby expressly reserved to WGT without restriction. Without limiting the foregoing MSS Provider will not, directly or through others (i) install and/or use the WatchGuard Event Processor software component of the MSS Product other than in connection with the licensed use of the Global Policy Manager component of the MSS Product granted in Section 2.1(i) and (ii) above; (ii) market, manage, lease, demonstrate, distribute, or support, as applicable, any Product outside the Territory, or supply any Distributed Product to any Product End-User that MSS Provider knows or has reason to know intends to use or install the Distributed Product outside the Territory, unless otherwise agreed to in writing by WGT; (iii) distribute any Distributed Product in any form other than its original packaging and condition as received from WGT under the terms of the end-user license agreement and Limited Hardware Warranty;
(iv) modify any Product or translate or port the Software into any other computer or human language; (v) disassemble, reverse engineer, decompile or repackage all or any component of any Product or otherwise attempt to discover any portion of the source code or trade secrets related to any Product; (vi) sell, lend, rent, give, assign or otherwise transfer or dispose of any Product other than in accordance with Section 2.1; (vii) remove, alter, distort, cover or modify any notice of proprietary rights present in or on any Product or its packaging as delivered to MSS Provider; or (viii) register, attempt to register or assist anyone else to register, directly or indirectly, the Trademarks or any copyright or other proprietary rights associated with the Products in the Territory or elsewhere other than in the name of WGT, without WGT's prior written consent.


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2.3 PROTECTION AGAINST UNAUTHORIZED USE. MSS Provider will promptly notify WGT of any known or suspected unauthorized use of the Products or the Trademarks. In the event of any such unauthorized use by MSS Provider's employees, agents or representatives, MSS Provider will use its best efforts to terminate such unauthorized use and to retrieve any copy of the Products in the possession or control of the person or entity engaging in such unauthorized use. MSS Provider will immediately notify WGT of any legal proceeding initiated by MSS Provider in connection with such unauthorized use. WGT may, at its option and expense, participate in any proceeding and, in such event, MSS Provider will provide such authority, information and assistance related to such proceeding as WGT may reasonably request to protect WGT's interests.

SECTION 3.     PRODUCT PROCUREMENT, PRICING, AND PAYMENT

3.1 PRODUCT PROCUREMENT. During the Term, WGT will deliver to MSS Provider, and MSS Provider will pay for, all Products ordered by MSS Provider in accordance with the terms and conditions of this Agreement.

3.2 ORDERS. MSS Provider will place orders for the Products that it desires to obtain from WGT by completing, signing, and submitting to WGT a written order for the same, in a form acceptable to WGT, via facsimile, mail or other means. MSS Provider will submit such orders at lease thirty (30) days in advance of the requested delivery date set forth in the orders. All orders will be subject to acceptance by WGT through written acceptance or shipment of the Products subject to the order. WGT will use commercially reasonable efforts to deliver the Products to MSS Provider in accordance with Section 3.4 within ten (10) days of WGT's acceptance of any order placed by MSS Provider.

3.3 STOCK ROTATION/EXCESS INVENTORY. Credit for stock rotation/excess inventory returns by MSS Provider to WGT shall not exceed fifteen percent (15%) of MSS Provider's previous quarter's net purchases of the Products, which percentage amount shall include returns by MSS Provider of any discontinued Product. Such returns may be executed by MSS Provider monthly, cumulative to fifteen percent (15%) during the current quarter. MSS Provider shall be responsible for return freight shipping costs, F.O.B. the location designated by WGT. WGT will not require an order by MSS Provider to offset the above returns.

3.4 DELIVERY. All Products will be delivered F.O.B. carrier at WGT's shipping location as determined by WGT from time to time. MSS Provider will pay or reimburse WGT for all reasonable shipping charges, premiums for freight insurance, inspection fees, duties, import and export fees, assessments, transportation and other costs incurred by WGT to transport the Product to the shipping destination.

3.5 PRICE. MSS Provider will pay WGT according to the pricing terms specified in the Compensation Agreement for each MSS Product ordered by MSS Provider, and according to WGT's then current MSRP list for the Distributed Products ordered by MSS Provider for resale to Product End-Users.

3.6  INVOICES.  MSS Provider will pay WGT the full amount invoiced within thirty
(30) days


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after the date of WGT's invoice, unless provided otherwise on the applicable invoice. All orders from outside the United States must be prepaid in advance unless otherwise agreed to in writing by the WGT credit department. All payments to WGT shall be in the lawful money of the United States of America to WGT. International payments shall be made via wire transfer to WGT's bank account number 3300108287, at the Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, CA 95054, USA; ABA routing number 121140399.

3.7 RESALE OF DISTRIBUTED PRODUCTS. Except for any Hardware Products used by MSS Provider in connection with its Managed Security Services, and except for the copies of the Software licensed to MSS Provider for its internal use under the terms of the applicable Software end-user license agreement, MSS Provider represents and warrants that all Distributed Products acquired under this Agreement are acquired solely for demonstration, licensing or sale (as applicable) to Product End-Users in the Territory without intervening use by MSS Provider. Upon WGT's request, MSS Provider will furnish WGT evidence of such resale (including but not limited to satisfactory evidence of exemption from retail sales, use or similar taxes that may otherwise apply to transactions under this Agreement).

SECTION 4.     OBLIGATIONS OF THE PARTIES

4.1 OBLIGATIONS OF MSS PROVIDER. MSS Provider will use good faith efforts to aggressively market and promote the Distributed Products and its Managed Security Services in the Territory. In furtherance thereof, MSS Provider will:

     (a) keep on hand a reasonable inventory of the MSS Product for Managed Security Services, and of the Distributed Products sufficient to allow for prompt delivery to Product End-User customers;

     (b) establish a program to market the Distributed Products and its Managed Security Services and conduct regular local promotional and other marketing efforts for the Distributed Products and its Managed Security Services. In furtherance hereof, MSS Provider may create, develop and use any and all of its own advertising, demonstration and promotional literature, data, information and items as may be appropriate or desirable in the discretion of MSS Provider in order to promote, market and sell the Products. The promotional items and materials developed by MSS Provider will be used in conjunction with the items provided by WGT, and in accordance with the Trademark guidelines established by WGT from time to time;

     (c) promptly respond to sales leads or referrals furnished by WGT or other Product vendors;

     (d) maintain and furnish to WGT, on a monthly basis, complete and accurate records of each Product distributed, leased or managed, as applicable (e.g., showing the date of the transaction, Zip Code of the customer, the Product serial number and the applicable Product license key(s) under this Agreement);


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     (e) provide quality Product support and promptly advise WGT of each complaint that MSS Provider may receive or otherwise become aware of concerning the Product or any portion thereof (including, but not limited to, warranty claims). MSS Provider will promptly investigate all such complaints, and will give immediate attention to and use its best efforts to promptly, courteously and equitably respond to, adjust and settle (without incurring any obligation or liability on behalf of WGT) all complaints received by MSS Provider from any customer, potential customer or anyone else arising out of or in connection with MSS Provider's distribution of any Distributed Product or the performance of any services. In handling any complaints, MSS Provider will use its best efforts to maintain and promote good public relations for WGT;

     (f) secure and maintain, in the name of WGT, any and all registrations, permits, licenses, approvals and other governmental actions required to import, handle, market, sell, manage, demonstrate, and use, as applicable, the Products in the Territory, provide to WGT quarterly progress reports on such action, and provide WGT copies of all registrations, permits, licenses, approvals, certificates, correspondence and other documentation related to such action;

     (g) avoid deceptive, misleading or unethical conduct which is or might be detrimental to WGT or its Products, and refrain from making any representation, warranty or guarantee to any End-User, customer, or other third party with respect to specifications, features or capabilities of the Products that is inconsistent with the literature distributed by WGT or this Agreement;

     (h) conduct its business in a manner under its own control, provided that MSS Provider will at all times comply with all applicable laws and regulations and will not engage in, or permit its employees or agents to engage in, any activities or practices which could reflect negatively upon the reputation or prospects of WGT or its Products or expose WGT to any liability of any nature whatsoever; and

     (i) comply with the Trademark usage guidelines established by WGT from time to time, including, but not limited to, the prominent display by MSS Provider of WGT's LiveSecurity trademark and logo design on all product packaging, brochures, Web sites, and any other marketing materials and advertisements used by MSS Provider in connection with the Managed Security Services hereunder.

     (j) participate with WGT in a joint press release, within thirty (30) days of the effective date of this Agreement, announcing MSS Provider's intent to offer Managed Security Services.

     (k) participate with WGT in a joint press release announcing MSS Provider's offering of Managed Security Services, within thirty (30) days of such offering

4.2  OBLIGATIONS OF WGT. WGT will:

     (a) provide MSS Provider with sixty (60) days' advance notice in the event of the discontinuation of any Product;


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     (b) furnish MSS Provider with such demonstration Products, promotional literature, data, information and other items as WGT deems appropriate for MSS Provider's promotion, marketing, managing, leasing, distribution, and support, as applicable, of the Products. MSS Provider will use such items only for the purpose of performing its obligations under this Agreement;

     (c) provide MSS Provider with quality sales training in the operation and management of all Products purchased by MSS Provider;

     (d) provide MSS Provider with telephone and/or electronic mail access to WGT's Technical Support Representatives and with on-line technical support documentation during the Term of this Agreement. Telephone access to WGT Technical Support is offered between the hours of 6:00 AM and 5:00 PM (Pacific Standard Time), Monday through Friday. On-line technical support documentation and electronic mail access is available to MSS Provider at any time; and

     (e) provide MSS Provider with Updates during the Term of this Agreement.

SECTION 5.     COMPENSATION

5.1 GENERAL. MSS Provider will pay WGT all applicable Product prices, license fees, renewal fees, and any other fees in the amounts and at the times specified in the Compensation Agreement for Managed Security Services, and in the most current version of WGT's MSRP list in effect from time to time for purchase and resale of the Distributed Products.

5.2 GUARANTEED MINIMUM PURCHASES. During the Term, MSS Provider will make Gross Purchases in an amount at least equal to the Guaranteed Minimum Purchase amounts specified in the Compensation Agreement, through committed orders placed pursuant to Section 3.2 and calling for shipment on or before the dates set forth in the Compensation Agreement.

5.3 NOC SECURITY SUITE RENEWAL FEE. During the second year of the Term, and during each subsequent year Term thereafter, MSS Provider will pay to WGT the NOC Security Suite Renewal Fee identified in the Compensation Agreement for each and every Hardware Product under management by MSS Provider. At the end of each quarter of any such year, WGT will invoice MSS Provider for the NOC Security Suite Renewal Fee associated with each and every Hardware Product delivered to and managed by MSS Provider during the same quarter in the immediately preceding year of the Term. Any failure by MSS Provider to pay to WGT any and all invoiced NOC Security Suite Renewal Fee amounts during and such year of the Term shall result in termination of this Agreement in accordance with Section 6 below.

5.4 SECURITY SUBSCRIPTION FEE. MSS Provider will pay to WGT the Security Subscription Fee, at the discount identified in the Compensation Agreement, for each and every Distributed Product distributed by MSS Provider to Product End-Users. At the end of each quarter during the second year of the Term, and during each subsequent year Term thereafter, WGT will invoice MSS Provider for the Security Subscription Fee associated with each and every Distributed Product delivered to and distributed by MSS Provider to Product End-Users during


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the same quarter in the immediately preceding year of the Term. Any failure by
MSS Provider to pay to WGT any and all Invoiced Security Subscription Fee amounts during any such year of the Term shall result in termination of this Agreement in accordance with Section 6 below.

SECTION 6.     TERM AND TERMINATION

6.1 TERM. The Term will commence on the Effective Date of this Agreement and, unless sooner terminated under Sections 6.2 or 6.3, will end on the second anniversary of the date of this Agreement; provided that the Term will automatically renew for successive additional periods of one (1) year each if
(a) MSS Provider has met or exceeded all Guaranteed Minimum Purchase amounts and has complied with the marketing requirements under Section 4.1; (b) the Parties have agreed in writing upon the Guaranteed Minimum Purchase amounts, Product price discounts, and the NOC Security Suite Renewal Fee amounts for the next subsequent one (1) year renewal period; and (c) neither Party has given the other Party notice of such Party's intention not to renew the Term at least thirty (30) days prior to the end of the then-current Term. WGT agrees that in order for MSS Provider to continue to provide Managed Security Services to its Service End-Users upon any termination or expiration of the Term, MSS Provider will require a service migration period ("Service Migration Period") to migrate to another platform. The Service Migration Period will commence on the date of termination or expiration of the Term and will end on the date which is the earlier of either one (1) year from its date of commencement or when MSS Provider provides written notice to WGT of its completion.

6.2 TERMINATION BY WGT. WGT may terminate the Term by giving MSS Provider written notice of such termination upon the occurrence of any of the following:

     (a) any solicitation by MSS Provider for the sale of the Distributed Products to Product End-Users or potential Product End-Users located outside the Territory unless otherwise agreed to in writing by WGT;

     (b) any offer by MSS Provider to furnish customers outside the Territory with Managed Security services using the MSS Product unless otherwise agreed to in writing by WGT;

     (c) the insolvency of MSS Provider, the filing of a petition in bankruptcy by or against MSS Provider, the appointment of a receiver for MSS Provider or MSS Provider's property, the execution of an assignment by MSS Provider of all or substantially all of its assets for the benefit of its creditors, or the conviction of MSS Provider or any principal or manager of MSS Provider for any crime tending to adversely affect the ownership or operation of MSS Provider's business;

     (d) any failure by MSS Provider to perform any of its other obligations under this Agreement where such failure continues for thirty (30) days after written notice thereof by WGT to MSS Provider;


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     (e) WGT giving MSS Provider ninety (90) days' advance written notice of termination at any time and for any reason after the expiration of the initial two (2) year Term;

     (f) any failure by MSS Provider to pay to WGT the applicable NOC Security Suite Renewal Fee in accordance with Section 5.3 of this Agreement, subject to a thirty (30) day cure period after receipt by MSS Provider of written notice from WGT of such non-payment; or

     (g) any failure by MSS Provider to pay to WGT the applicable Security Subscription Fee in accordance with Section 5.4 of this Agreement, subject to a thirty (30) day cure period after receipt by MSS Provider of written notice from WGT of such non-payment; or

     (h) any failure by MSS Provider to make Gross Purchases in sufficient amounts to meet or exceed the applicable cumulative Guaranteed Minimum Purchases.

6.3 TERMINATION BY MSS PROVIDER. Upon the occurrence of any of the following, MSS Provider may terminate the Term by giving WGT written notice of such termination;

     (a) the insolvency of WGT, the filing of a petition by or against WGT, the appointment of a receiver for WGT or WGT's property, or the execution of an assignment by WGT of all or substantially all of its assets for the benefit of its creditors; or

     (b) any failure by WGT to perform any of its obligations under this Agreement where such failure continues for thirty (30) days after written notice thereof by MSS Provider to WGT.

6.4 EFFECT OF TERMINATION. Any termination pursuant to Sections 6.2 or 6.3 will be without prejudice to any other right or remedy afforded to either party under this Agreement or any applicable law (e.g., in the case of any breach or default by the other party), and will not affect any rights or obligations which have arisen prior to the date of such termination. In the event of any expiration or termination of the Term, MSS Provider will:

     (a) cease to use, demonstrate, market, sublicense, distribute, lease, manage and support, as applicable, the Products immediately upon the expiration or completion of the Service Migration Period;

     (b) cease use of all Trademarks immediately upon the expiration or completion of the Service Migration Period;


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     (c) return to WGT, within twenty (20) days of termination of this
     Agreement, any and all demonstration Products, promotional literature, data, information, and all other items provided to MSS Provider under this Agreement that WGT may specifically request for return from MSS Provider, other than those items required by MSS Provider during the Service Migration Period;

     (d)  pay to WGT in full any and all outstanding invoice amounts;

     (e) immediately inform any and all then current End-Users of the termination of this Agreement and provide the same with the information necessary for obtaining security updates and technical support directly from WGT; and

     (f) furnish WGT with such information relating to the marketing, managing, distribution, and support of the Products in the Territory as WGT may reasonably request (including, but not limited to, information as to calls or the status of any negotiations for the distribution of any Distributed Product, or any sales or service records).

6.5 TERMINATION OF LICENSE GRANT. Upon the expiration or termination of the Term, the license granted to MSS Provider under Section 2 of this Agreement will terminate immediately upon the expiration or completion of the Service Migration Period. Upon any termination or expiration of the Term, the NOC Security Suite Renewal Fees will only be payable by MSS Provider on a pro rata, quarterly basis until the expiration or completion of the Service Migration Period. Any end-user licenses of the Software accompanying the Distributed Products and granted under the terms of this Agreement will survive the end of the Term in accordance with the terms of the end-user license agreement included with the Distributed Products.

SECTION 7.     GENERAL TERMS AND CONDITIONS

7.1 CONFIDENTIAL INFORMATION. In the performance of or otherwise in connection with this Agreement, either Party ("Disclosing Party") may disclose to the other Party ("Receiving Party") certain Confidential Information (as defined below) of the Disclosing Party. The Receiving Party will treat such Confidential Information as confidential and proprietary of the Disclosing Party and will use such Confidential Information solely for the purposes for which it is provided by the Disclosing Party. Without limiting the generality of the foregoing, the Receiving Party will take reasonable precautions to prevent any unauthorized use or disclosure of such Confidential Information. The obligations under this paragraph will not apply to any:

     (a) use or disclosure of any information pursuant to the exercise of the Disclosing Party's rights under this Agreement;

     (b) information that is now or later becomes part of the public domain through no fault of the Receiving Party;


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     (c) information that is obtained by the Receiving Party from a Third Party
     (other than in connection with this Agreement) who was not under any obligation of secrecy or confidentiality with respect to such information;

     (d) information that is independently developed by the Receiving Party (e.g., without reference to any Confidential Information);

     (e) any disclosure required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the Receiving Party will use reasonable efforts to give advance notice to and cooperate with the Disclosing Party in connection with any such disclosure; and

     (f) any disclosure with the consent of the Disclosing Party.

For purposes of the foregoing, the term "Confidential Information" means any confidential or proprietary information of a Party, whether of a technical, business or other nature (including, but not necessarily limited to: trade secrets, know how and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs of such Party); provided that the same is marked or otherwise identified in writing as confidential or proprietary information prior to, upon or promptly after receipt by the other Party.

7.2 USE OF TRADEMARKS. WGT reserves all rights in and to the Trademarks and all other trademarks and trade names used by WGT in connection with the Products, but WGT grants to MSS Provider the non-exclusive, non-transferable right to use and display the Trademarks during the Term to promote and identify the Products in the Territory in connection with this Agreement MSS Provider will comply with the trademark guidelines and procedures established by WGT from time to time in MSS Provider's use of the Trademarks, including, without limitation, use of the trademark and copyright symbols as specified by WGT from time to time. When using the Trademarks, MSS Provider will include a statement acknowledging that the Trademarks are owned by WGT. MSS Provider hereby acknowledges that the goodwill associated with its use of the Trademarks inures solely and exclusively to WGT and that MSS Provider does not acquire any rights in the Trademarks as a result of such use. MSS Provider will not use the Trademarks or any confusingly similar name, marks, logos, designs or artwork as part of MSS Provider's name, trade name, trademark, top-level domain name, or artwork without WGT's prior written consent.

7.3 DOMAIN NAME REGISTRATION. Use of any WGT Trademarks in a top-level domain name established by MSS Provider is strictly prohibited without the prior written approval of any such top-level domain name by WGT.

7.4 INDEPENDENT CONTRACTOR. MSS Provider is an independent contractor, not an employee, agent or franchisee of WGT MSS Provider will not represent or hold itself out as an employee, agent or franchisee of WGT. MSS Provider does not have any authority to, and will not, create or assume any license, warranty or other obligation, express or implied, on behalf of WGT. This


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Agreement will not be interpreted or construed as creating or evidencing any association, joint venture or partnership between the Parties or as imposing any partnership or franchiser obligation or liability on either Party.

7.5 RECORDS; AUDIT. During the Term, and for twelve (12) months after any expiration or termination of the Term, MSS Provider will keep and maintain accurate accounts and records regarding each MSS Product managed and all Distributed Products distributed by MSS Provider, as well as the Product license keys delivered to End-Users under this Agreement. Upon WGT's request, MSS Provider will provide access to such records for examination, reproduction, and audit by WGT, or its representatives. Any such audit will be conducted at such times and in such a manner so as not to unreasonably interfere with MSS Provider's normal operations. If any such audit discloses that MSS Provider is deficient in its compliance with the terms and conditions of this Agreement, MSS Provider will immediately pay to WGT any deficiency, plus interest at the rate of one and one-half percent (1.5%) per annum, compounded on an annual basis. Acceptance of any payment by WGT will be without prejudice to WGT's rights to an audit under this Section 7.5 or any other rights or remedies afforded to WGT under any other provision of this Agreement or applicable law.

7.6 TAXES. The Guaranteed Minimum Purchases and all other amounts payable to WGT under this Agreement do not include sales, use or value added taxes, customs fees, duties or other governmental taxes or charges. MSS Provider will pay all such taxes and charges. In the event MSS Provider is required under any applicable law to withhold any taxes or duties from the amounts specified under this Agreement, payment of the amounts specified under this Agreement will be net of such withholding taxes or duties. MSS Provider will pay the amount of all such withholding taxes and duties and supply WGT with information concerning the amount and type of tax withheld and any certificates concerning payments of such withholding tax.

7.7 INTEREST. Any amount not paid when due will be subject to finance charges at the rate of one and one-half percent (1.5%) per annum, compounded on an annual basis. Payment of such finance charges will not excuse or cure MSS Provider's breach or default for late payment. If WGT retains a collection agency, attorney or other person or entity to collect overdue payments, all collection costs, including but not limited to reasonable attorney's fees, will be payable by MSS Provider.

7.8 OWNERSHIP. The Products involve valuable patent, copyright, trade secret, trade name, trademark and other proprietary rights of WGT. No title to or ownership of such proprietary rights is transferred to MSS Provider under this Agreement or by MSS Provider's use of any Trademarks, copyright or other proprietary right. WGT reserves all of its copyright, trade secret and other proprietary rights in the Products. MSS Provider will not infringe, violate or contest and will take appropriate steps and precautions for the protection of, such proprietary rights.

7.9 IMPLEMENTATION. MSS Provider will take all action during or after the Term that is reasonably requested by WGT, and at WGT's expense, for the implementation of the ownership provisions of this Agreement, or to evidence, perfect, or protect WGT's ownership of the Products and the proprietary rights associated with ownership of the Products (including, without limitation, the execution, acknowledgement, and delivery of instruments of conveyance, patent, copyright, trademark or other proprietary rights, registration applications, or other documents).

7.10 WARRANTY; RETURNS. WGT will permit MSS Provider and any Product End-Users purchasing the Distributed Products to return any defective Product in accordance with the limited warranty contained in the applicable WGT end-user license agreement or Limited Hardware Warranty, provided that MSS Provider or the Product End-User has complied with all of the warranty terms and conditions. In order to receive the remedy provided for hereunder, MSS Provider or the Product End-User must deliver to WGT a sample of the Product which MSS Provider or the Product End-User finds to be defective in workmanship or materials, or damaged in shipment prior to MSS Provider or the Product End-User assuming the risk of loss or damage, along with a written explanation of the alleged defect within thirty (30) days from the delivery of such Product to MSS Provider or the Product End-User. In the event WGT verifies a defect reported by MSS Provider or the Product End-User and such defect affects more than one (1) Product, then, at WGT's option, MSS Provider or the Product End-User shall either certify destruction of or return all allegedly defective Products to WGT. WGT will be responsible for transportation charges for such Product units sent to WGT's facilities for service during the one (1) year Limited Hardware Warranty period. Provided that WGT is able to verify the presence of the reported defect in such units, transportation charges, via a mode of transportation chosen by WGT, shall be borne by WGT to return the Product units from WGT's location to MSS Provider or the Product End-User's location. Upon verification of a defect in one (1) or more Product returned in accordance with the foregoing, or upon MSS Provider's or the Product End-User's certification that it has destroyed any defective Product in compliance with WGT's instructions, WGT will, at its option, either issue a credit to MSS Provider or the Product End-User in the amount of the purchase price paid or payable for such Product, ore replace the defective Product with an identical (non-defective) Product. Such remedy will be exclusive and in full satisfaction of MSS Provider's and the Product End-User's claims hereunder. WGT does not warrant the Product free from all bugs, errors, defects, design flaws or omissions. The warranties in this Agreement apply only to the latest version of each Product made available by WGT. Such warranties will not apply to any Product which WGT determines has been subject to misuse, neglect, improper installation, repair, alteration or damage by MSS Provider or the Product End-User. WGT's obligations under this paragraph will not apply to the extent arising out of any use or combination of the Product with any other products, goods, services or other items furnished by anyone other than WGT, or to any modification or change of the Product not made by WGT. The foregoing warranties and rights may be asserted by MSS Provider only. Notwithstanding the above, WGT shall defend and indemnify MSS Provider with regard to any claims, liabilities, costs, expenses or losses asserted by any End-User relating to any defect, deficiency or nonconformity in any Product furnished by or on behalf of WGT, subject to the terms of the Limited Hardware Warranty and applicable end-user license agreements accompanying the Products.

7.11 INFRINGEMENT. WGT represents that it is free to enter into this Agreement as the legal owner of full title and rights to, as applicable, all patents, trademarks and copyrights with regard to the Products, and has not received any notice or notification of any other individual or entity claiming any infringement of the same. As such, WGT will defend and indemnify MSS Provider against any judicial proceeding based upon infringement of any U.S. patent or U.S. copyright by the Products to the extent that such proceeding arises from or in connection with a component of the Product manufactured or developed by WGT and not any third party, provided that MSS Provider notifies WGT of such proceeding promptly after MSS Provider receives notice thereof, WGT has control over the defense and settlement of the proceeding, MSS Provider provides such assistance in the defense and settlement of the proceeding as WGT may reasonably request, and MSS Provider complies with any settlement or court order made in connection with such proceeding (e.g., as to the future use of any infringing Product). WGT's obligations under this paragraph will not apply to any infringement to the extent arising out of any use or combination of the Product with any other products, goods, services or other items furnished by MSS Provider or anyone other than WGT or to any modification or change of the Product not made by WGT.

7.12 DISCLAIMER AND RELEASE. THE WARRANTIES OF WGT AND THE REMEDIES OF MSS PROVIDER SET FORTH IN SECTIONS 7.10 AND 7.11 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND MSS PROVIDER HEREBY WAIVES, RELEASES AND DISCLAIMS, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF WGT AND ALL OTHER RIGHTS, REMEDIES AND CLAIMS OF MSS PROVIDER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY DEFECT, DEFICIENCY OR NONCONFORMITY IN ANY PRODUCT OR OTHER ITEM FURNISHED BY OR ON BEHALF OF WGT UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; ANY OBLIGATION, LIABILITY, RIGHT, REMEDY OR CLAIM IN TORT (INCLUDING NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY, STRICT LIABILITY OR OTHER THEORY; AND CLAIM OF INFRINGEMENT.

7.13 REPRESENTATIONS. MSS Provider will be solely responsible for any representations or warranties MSS Provider may make to any End-User or other third party with respect to the Product or any products, goods, services or other items provided by MSS Provider. Except to the extent inconsistent with
Section 7.11, MSS Provider releases and will defend, indemnify and hold harmless WGT and its officers, directors, employees, agents and representatives from any and all claims, losses, damages, liens, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred or asserted by any End-User or other third party otherwise arising out of or in connection with (a) any misrepresentation, negligent or tortious act or omission, or breach of or default under this Agreement by MSS Provider or by anyone else acting for or on behalf of MSS Provider in connection with the promotion, managing, distribution, or other dealings, as applicable, with respect to the Products;
(b) any End-User or other third party use of the Product or any products or services of MSS Provider; or (c) any representations and warranties regarding the Products made by MSS Provider that are inconsistent with or in addition to the warranties made in WGT's end-user license agreement or Limited Hardware Warranty, as applicable, accompanying each Product.

7.14 LIMITATIONS OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 7.11, WGT'S LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE WHETHER ACTIVE, PASSIVE, IMPUTED), PRODUCT LIABILITY STRICT LIABILITY OR OTHER THEORY) UNDER THIS AGREEMENT OR WITH REGARD TO ANY PRODUCT OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT WILL IN NO EVENT EXCEED THE COMPENSATION PAID TO WGT CONCERNING SUCH PRODUCT UNDER THIS AGREEMENT.

7.15 CONSEQUENTIAL DAMAGES. IN NO EVENT WILL WGT BE LIABLE, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY, STRICT LIABILITY OR OTHER THEORY), TO MSS PROVIDER, ANY END-USER OR ANY OTHER PERSON OR ENTITY FOR COST OF COVER OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFIT, BUSINESS OR DATA) ARISING OUT OF ITS PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR THE USE OF, INABILITY TO USE OR RESULTS OF USE OF THE PRODUCT.

7.16 COMPLIANCE WITH LAWS. In performing this Agreement, both Parties will comply with all applicable laws, regulations and other requirements, now or hereafter in effect, of government authorities having jurisdiction.

7.17 EXPORT. Without limiting anything else herein, MSS Provider will not export or re-export, directly or indirectly, any Product to any country to which export or re-export of such items is prohibited by the U.S. Export Administration Act, regulations of the U.S. Department of Commerce and other export controls of the U.S., as they may be amended, without first obtaining an appropriate written authorization from the U.S. Office of Export Licensing or its successor. At the time of execution of this Agreement, MSS Provider is prohibited from exporting or re-exporting, directly or indirectly, the Products to the following countries: Cuba, Libya, North Korea, Iran, Iraq, Rwanda, Sudan, Syria and the Federal Republic of Yugoslavia (Serbia and Montenegro). Notwithstanding the foregoing list, MSS Provider is not relieved from its obligations to comply with the foregoing export control laws, as such laws may be amended from time to time. MSS Provider shall also comply with all other foreign or local governmental export and import control laws, regulations and rules.

7.18 GOVERNMENT APPROVALS. MSS Provider will obtain at its expense all licenses, permits and other governmental approvals; will provide all notices; and will pay all duties, taxes and other charges required for the license, export, re-export and import of the Products managed and/or distributed, as applicable, by MSS Provider; the license of the Software managed and/or distributed, as applicable, by MSS Provider; and the implementation of this Agreement.

7.19 NO IMPLIED WAIVER. If either Party fails to require performance of any duty hereunder by the other Party, such failure shall not affect its right to require performance of that duty or any other duty thereafter. The waiver by either Party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or waiver of any other provision herein.

7.20 ASSIGNMENT. Neither party will assign or transfer all or any part of this Agreement of any or its rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

7.21 SURVIVAL. Sections 6.5, 7.1, 7.4 through 7.9 and 7.11 through 7.27 and all accrued obligations to pay, together with all other provisions of this Agreement which may reasonably be interpreted or construed as surviving the expiration or termination of the Term, will survive the expiration or termination of the Term.

7.22 NOTICES. Any notice or other communications under this Agreement given by either Party to the other will be in writing and delivered to an officer of the Party either (a) in person or by first-class, registered or certified mail or a recognized overnight delivery service, return receipt requested, postage prepaid or (b) by facsimile and then acknowledged as received by return facsimile by the intended recipient. Notices will be deemed received only upon actual receipt. Notices will be directed to the intended recipient at the address specified below the signature on the signature page of this Agreement. Either Party may change its address by giving the other Party notice of such change in accordance with this paragraph.

7.23 NO CONFLICT. Both Parties represent and warrant that they are free to enter into and perform this Agreement without thereby being in breach of or default under the terms of any other contract, commitment or understanding.

7.24 INTERPRETATION. The English language of this Agreement will govern any interpretation of or dispute regarding the terms of this Agreement. Paragraph captions are for convenience of reference and do not alter or limit the terms of this Agreement. The Parties hereto have expressly required that the present Agreement and its Exhibits be drawn up in the English language. Les parties aux presentes ont expressement exige que la presente conventions et se Annexes solent redigees en la langue anglaise.

7.25 GOVERNING LAW; VENUE. This Agreement will be governed by and interpreted in accordance with the local laws of the State of Washington, U.S.A., without regard to its conflicts of law provisions and not including the provisions of the 1980 U.N. Convention in Contracts for the International Sale of Goods. Both Parties consent and submit to the jurisdiction of the Federal and State courts located in a neutral State to be mutually agreed upon in good faith between the Parties. Except as provided elsewhere herein, any remedy of the Parties set forth in this Agreement is in addition to any other remedy afforded to each Party under this Agreement, any other contract, by law or otherwise.

7.26 EXCUSED PERFORMANCE. Neither Party will be liable for, or be considered to be in breach of or default under this Agreement on account of any delay or failure to perform as required by this Agreement (other than any delay or failure in the payment of money) as a result of any cause or condition beyond such Party's reasonable control.

7.27 ENTIRE AGREEMENT. This Agreement is the exclusive Agreement between the Parties with respect to its subject matter and, as of the Effective Date, supersedes all prior and contemporaneous agreements, negotiations, representations and proposals, written or oral, related to its subject matter. Its terms cannot be modified, supplemented or rescinded, except by an agreement in writing signed by an authorized representative of each Party. Neither Party shall be bound by or be liable to the other Party for any representations, promise or inducement made by an agent or person in the other's employ, which is not embodied in this Agreement. No additional conflicting terms submitted on any order acceptance, or similar form shall become a part of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and any other form used by either Party in connection herewith, the terms of this

Agreement shall govern. The Parties acknowledge that they have read this Agreement and agree to be bound by its terms and conditions.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the Effective Date.

MSS PROVIDER:                           WGT:

By:     /s/  David K. Van Allen         By:     /s/
   -------------------------------         ---------------------------------
Title:    CEO                           Title:    EVP, Sales
      ----------------------------            ------------------------------
Address:  3864 COURTNEY STREET          Address:    316 OCCIDENTAL AVE., S.,
        --------------------------              ----------------------------
Bethlehem, PA  18017                    Suite 200   Seattle, WA 98106
---------------------------------       ------------------------------------
Date:     12/30/98                      Date:  12/30/98
     ----------------------------            -------------------------------

                                     EXHIBIT A
                               COMPENSATION AGREEMENT

The fees and other amounts payable by MSS Provider to WGT under this Compensation Agreement shall be in U.S. Dollars as follows:

A.   ANNUAL COMMITMENT LEVEL*: 100, 250 or 750 Firebox Units
     *Excludes Distributed Products purchases

          Firebox II units:                       60*

B.   MSS PRICING SCHEDULE:

          Firebox II/unit                      (1) [*]



          NOC Security Suite   $N/A (Included in Firebox     (2) [*]

          Of $20,000.00, or the difference between $50,000.00 and the number of boxes purchased x $500.00] in the event that 100 Firebox II units
          Are not purchased by 11/30/99.]

          NOC Security Suite Renewal Fee(3)            [*]
          (3)payable per section 5.3 of the agreement

          Firebox Monitors                               [*]

          MSS Technical Certification Class            [*]

C.   MSS GUARANTEED MINIMUM PURCHASES(4)

     (4)Quarters indicated are based on the Effective Date of the Agreement

          Q1 - Initial Order       [ * ]      Delivery Date: 12/31/98
          Q2 - Minimum Purchase    [ * ]      Delivery Date: 03/31/99
          Q3 - Minimum Purchase    [ * ]      Delivery Date: 06/30/99
          Q4 - Minimum Purchase    [ * ](5)   Delivery Date: 9/30/99
          5                        [ * ]

          Total Year One (1) Minimum Purchases         *

D.   DISTRIBUTED PRODUCTS PRICING SCHEDULE:

          DISTRIBUTED PRODUCTS DISCOUNT:(6)            [*]
          (6)                                          [*]

E.   TERRITORY:     North America

F.   POINT OF SALE REPORTS:        Provide to WGT monthly per Section 4.1(d) of
                                   the Agreement.


[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

Note: Some MSS Products are available for purchase only in multiples of five
(5). Year two (2) Guaranteed Minimum Purchases shall be mutually agreed upon between the parties in Q4 of year one (1).